Exhibit 99.1

THE 2012 SHARE OPTION PLAN

SAMANAGE LTD.
THE 2012 ISRAELI SHARE OPTION PLAN

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THE 2011 ISRAELI SHARE OPTION PLAN

PREFACE
This plan, as amended from time to time, shall be known as SAManage Ltd. 2012 Israeli Share Option Plan" (the "ESOP").

1.	PURPOSE OF THE ESOP
The ESOP is intended to provide an incentive to retain, in the employ of the Company and its Affiliates (as defined below), persons of training, experience, and ability, to attract new employees, officers, directors, consultants and service providers, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company (as defined below), pursuant to the ESOP.

2.	DEFINITIONS
For purposes of the ESOP and related documents, including the Option Agreement, the following definitions shall apply:
2.1. "Affiliate" means any "employing company" within the meaning of Section 102(a) of the Ordinance.
2.2. "Approved 102 Option" means an Option granted pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of the Optionee.
2.3. "Board" means the Board of Directors of the Company.
2.4. "Capital Gain Option" or "CGO" as defined in Section 6.4 below.
2.5. "Cause" means, (i) conviction of any felony involving moral turpitude or affecting the Company; (ii) any failure (as a result of gross negligence or willful misconduct) to carry out, as an employee of the Company or its Affiliates, a reasonable directive of the chief executive officer, the Board or the Optionee's direct supervisor, which involves the business of the Company or its Affiliates and which was capable of being lawfully performed by Optionee; (iii) embezzlement or theft of funds of the Company or its Affiliates; (iv) any breach of the Optionee's fiduciary duties or duties of care of the Company; including, without limitation, self-dealing, prohibited disclosure of confidential information of, or relating to, the Company, or engagement in any business competitive to the business of the Company or of its Affiliates; (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company; (vi) any material breach of the Optionee of any agreement between the Optionee and the Company and (vii) any circumstances that do not entitle Optionee to severance payments under any applicable law and/or under any judicial decision of a competent tribunal.
2.6. "Chairman" means the chairman of the Committee.
2.7. "Company" means SAManage Ltd., Company no.513991018, an Israeli company incorporated under the laws of the State of Israel.
2.8. "Companies Law" means the Israeli Companies Law 5759-1999.
2.9. "Controlling Shareholder" shall have the meaning ascribed to it in Section 32(9) of the Ordinance.
2.10. "Committee" means a committee appointed by the Board and authorized to take all actions and make all resolutions hereunder but subject to the provisions of applicable law,

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THE 2011 ISRAELI SHARE OPTION PLAN

, or, in the event that no compensation Committee is appointed or that the authority of the Committee, with respect to a specific issue or action, is limited by law, the Board.
2.11. "Date of Grant" means, the date of grant of an Option, as determined by the Board and set forth in the Optionee's Option Agreement.
2.13 "Employee" means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding Controlling Shareholder.
2.12. "Exercise Date" The date of receipt by the Company of the Exercise Notice and all other documents as requested by the Company from such Optionee, and receipt by the Company of the Exercise Price in full, the later of the two.
2.13. "Exercise Price" means the price to be paid for exercise of the Option with respect to each Share under an Option as set forth in the Option Agreement and as adjusted according to the terms of the ESOP or the Option Agreement.
2.14. "Expiration date" means the date upon which an Option shall expire, as set forth in Section 9.1 of the ESOP
2.15. "Fair Market Value" means as of any date, the value of a Share determined as follows:
(i) If the Shares are listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market system, or the NASDAQ SmallCap Market of the NASDAQ Stock Market, the Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in the Wall Street Journal, or such other source as the Board deems reliable(ii) If the' Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or; (iii) In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board.
2.16. "IPO" means the initial public offering of the Company's shares pursuant to a prospectus or registration statement filed with and declared effective under the Israeli Securities Law, 1968, under the U.S. Securities Act of 1933, as amended, or under any similar law of any other jurisdiction.
2.17. "ESOP" means as defined in the preface hereto.
2.18. "ITA" means the Israeli Tax Authorities.
2.19. "Non-Employee" any person or entity that is not an Employee.
2.20. "Ordinary Income Option" or "OK)" as defined in Section 6.5 below.
2.21. "Option" means an option to purchase one or more Shares of the Company pursuant to the ESOP.
2.22. "102 Option" means any Option granted to Employees in accordance with and subject to Section 102 of the Ordinance.
2.23. "3(i) Option" means an Option granted in accordance with and subject to Section 3(i) of the Ordinance to any person who is Non- Employee.
2.24. "Optionee" means a person who receives or holds an Option under the ESOP.

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2.25. "Option Agreement" means the share option agreement between the Company and an Optionee that sets out the terms and conditions of an Option.
2.26. "Ordinance" means the Israeli Income Tax Ordinance [New Version] 1961, as now in effect or as hereafter amended.
2.27. "Repurchaser(s)" means (i) the Company, if permitted by applicable law, (ii) if the Company is not permitted by applicable law, then any Affiliate of the Company designated by the Board; or (iii) if no Affiliate is so designated by the Board, then the Company's existing shareholders (save, for avoidance of doubt, for other Optionees who already exercised their Options), pro rata in accordance with their respective shareholdings in the Company's issued and outstanding share capital, on an as-converted basis as of the date of Repurchase.
2.28. "Section 102" means section 102 of the Ordinance as now in effect or as hereafter amended.
2.29. "Share" means Ordinary shares of the Company, NIS 0.01 par value each.
2.30. "Successor Company" means any entity into or with which the Company is merged or by which the Company is acquired, pursuant to a Transaction in which the Company is not the surviving entity.
2.31. "Termination" means, with respect to termination of employment, services or engagement , the earlier of (1) the date in which the services, as required to be provided under the terms of engagement with such Non-Employee, actually ceased to be provided by such Non-Employee provider; or (ii) the date in which the work, as required to be provided under the terms of employment agreement with such Employee, actually ceased to be provided by such Employee; or (iii) the actual termination of the employee-employer relationship between the Company and the Employee or the contractual engagement between the Company and a Non-Employee; or (iv) the date in which a notice of termination of employment or services was sent by either the Company or the Employee or Non-Employee.
2.32. "Transaction" means (i) merger, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity including, without limitation a statutory spin-off or an arrangement which economically amounts to a merger or a spin-off, (ii) a sale of all or substantially all of the assets of the Company, (iii) a change of the Company's structure and any arrangement between the Company and its shareholders and/or creditors and/or holders of options on the Company's shares (v) a transaction or a series of consecutive transactions within a period of 12 months, in which 50% or more of the issued and outstanding share capital of the company are sold to a third party.
2.33. "Trustee" means any individual or an authorized entity appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions 'of Section 102 of the Ordinance.
2.34. "Unapproved 102 Option" means an Option granted pursuant to Section 102(c) of the Ordinance.
2.35. "Vested Option" means any Option that has already become vested and exercisable according to its Vesting Date or otherwise (e.g. acceleration upon certain events).

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2.36. "Vesting Dates" means, with respect to any Option, the date as of which the Optionee shall be entitled to exercise such Option, as set forth in section 11 of the ESOP.

3.SHARES SUBJECT TO THE ESOP; GRANT OF OPTIONS

3.1.
The Company has reserved Shares for the purposes of the ESOP and for the purposes of any other share option plans which have previously been, or may in the future be, adopted by the Company, subject to adjustment as set forth in Section 8 below. Such amount of Shares under the ESOP may be increased from time to time by the Company. Any Shares which remain unissued and which are not subject to the outstanding Options at the termination of the ESOP shall cease to be reserved for the purpose of the ESOP. Should any Option for any reason expire or be canceled prior to its exercise or relinquishment in full, the Shares subject to such Option may again be subjected to an Option under the ESOP or under the Company's other share option plans.

3.2.
The Company shall, under the ESOP, Grant to Optionees, options to purchase Shares, the exact number, Exercise Price and other terms of which shall be determined by the Board from time to time, subject to the terms of the ESOP (the "Options").

Each Option granted pursuant to the ESOP, shall be evidenced by a written Option Agreement between the Company and the Optionee, in such form as the Board shall from time to time approve. Each Option Agreement shall state, among other matters, the number of Shares to which the Option relates, the type of Option granted thereunder (whether a CGO, OM, Unapproved 102 Option or a 3(i) Option), the Vesting Dates, the Exercise Price per share, the Expiration Date and such other terms and conditions as the Board in its discretion may prescribe, provided that they are consistent with this ESOP.

4.ADMINISTRATION OF THE ESOP

4.1.
The Committee or the Board shall have the power to administer the ESOP, all as subject to applicable law and the Company's Articles of Association. Notwithstanding the above, for all intents and purposes hereunder, the Board shall automatically have residual authority if no Committee shall be constituted or if such Committee shall cease or otherwise be unable to operate for any reason.

4.2.
The Committee shall have the power to: (i) designate Optionees; (ii) grant Options to the Optionees; (iii) determine the terms and provisions of the respective Option Agreements (which need not be identical), including, but not limited to, the number of Options to be granted to each Optionee, the number of Shares to he covered by each Option, provisions concerning the time and the extent to which the Options may be exercised and the nature and duration of restrictions as to the transferability, or restrictions constituting substantial risk of forfeiture upon occurrence of certain events, and to cancel or suspend awards, as necessary; (iv) determine the Fair Market Value of the Shares covered by each Option; (v) make an Election (as defined in Section 6.6 hereinafter) as to the type of 102 Approved Option; and (vi) designate the type of Options; (vii) alter any restrictions and conditions of any Options or Shares subject to any Options; (viii) accelerate the right of an Optionee to exercise in whole or in part, any previously granted Option; (ix) determine the Exercise

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Price of the Option; and (x) prescribe, amend and rescind rules and regulations relating to the ESOP in cases specifically set forth hereunder.

4.3.
The Committee shall have full power and authority to: (i) interpret the provisions and supervise the administration of the ESOP; and (ii) make all other determinations deemed necessary or advisable for the administration of the ESOP.

4.4.
The Committee shall have the authority to grant, at its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having an Exercise Price equal to, lower than or higher than the Exercise Price of the original Option so surrendered and canceled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the ESOP.

4.5.
Subject to the Company's Articles of Association, all decisions and selections made by the Board or the Committee pursuant to the provisions of the ESOP shall be made by a majority of its members except that no member of the Board or the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Committee relating to any Option to be granted to that member. Any decision reduced to writing shall be executed in accordance with the provisions of the Company's Articles of Association, as the same may be in effect from time to time.

4.6.	The interpretation and construction by the Committee of any provision of the ESOP or of any Option Agreement thereunder shall be final and conclusive unless otherwise determined by the Board.

4.7.	Any member of the Committee shall be eligible to receive Options under the ESOP while serving on the Committee, unless otherwise specified herein.

5.DESIGNATION OF PARTICIPANTS

5.1.
The persons eligible for participation in the ESOP as Optionees shall include any Employees and/or Non-Employees of the Company or of any Affiliate thereof; provided, however, that (i) Employees and office holders may only be granted 102 Options; and (ii) Non-Employees may only be granted 3(i) Options.

5.2.
The grant of an Option hereunder shall neither entitle the Optionee to participate nor disqualify the Optionee from participating in, any other grant of Options pursuant to the ESOP or any other option or share plan of the Company or any of its Affiliates.

5.3.
Anything in the ESOP to the contrary notwithstanding, all grants of Options to directors and office holders shall be authorized and implemented in accordance with the provisions of the Companies Law or any successor act or regulation, as in effect from time to time.

6.DESIGNATION OF OPTIONS PURSUANT TO SECTION 102

6.1.	The Company may grant Options to Employees and office holders pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

6.2.	The grant of Approved 102 Options shall be made under this ESOP adopted by the Board, and shall be conditioned upon the approval of this ESOP by the ITA.

6.3.	Approved 102 Option may either be classified as Capital Gain Option (or as CGO) or Ordinary Income Option (or as MO).

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6.4.
Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance shall be referred to herein as CGO.

6.5.
Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance shall be referred to herein as WO.

6.6.
The Company's election of the type of Approved 102 Options as COO or 010 granted to Employees (the "Election"), shall be appropriately filed with the ITA before the Date of Grant of an Approved 102 Option under such Election. Such Election shall become effective beginning the first Date of Grant of an Approved 102 Option under such Election and shall remain in effect until the end of the year following the year during which the Company first granted Approved 102 Options under such Election. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all Optionees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options simultaneously.

6.7.	All Approved 102 Options must be held in trust by a Trustee, as described in Section 7 below.

6.8.
For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102 of the Ordinance and the regulations promulgated thereunder.

7.	TRUSTEE

7.1.
Approved 102 Options which shall be granted under the ESOP and/or any Shares allocated or issued upon exercise of such Approved 102 Options and/or other shares received subsequently following any realization of rights including, without limitation, bonus shares and shares issued pursuant to a stock split, shall be allocated or issued to the Trustee (and registered in the Trustee's name in the register of members of the Company) and held for the benefit of the Optionees for such period of time as required by Section 102 or any regulations, rules or orders or procedures promulgated thereunder (the "Holding Period"). All certificates, if issued, representing Shares issued to the Trustee under the Plan shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Shares are released from the aforesaid trust as herein provided. In the case the requirements for Approved 102 Options are not met, then the Approved 102 Options may be treated as Unapproved 102 Options, all in accordance with the, provisions of Section 102 and regulations promulgated thereunder.

7.2.
Notwithstanding anything to the contrary, the Trustee shall not release any Shates allocated or issued upon exercise of Approved 102 Options prior to the full payment of the Optionee's tax liabilities arising from Approved 102 Options, which were granted to such Optionee and/or any Shares allocated or issued upon exercise of such Options.

7.3.
With respect to any Approved 102 Option, subject to the provisions of Section 102 and any rules or regulations or orders or procedures promulgated thereunder, an Optionee shall not sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights,

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including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the provisions of Section 102 of the Ordinance and any applicable rules, regulations, orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

7.4.
Upon receipt of Approved 102 Option, the Optionee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the ESOP, or any Approved 102 Option or Share granted to him thereunder.

7.5.
The execution of any instructions given to the Trustee by an Optionee shall, unless such right is waived by the Company, be subject to approval of such order by the Company. The Company shall not approve instructions given by an Optionee to the Trustee within if such instructions are in full compliance with the terms of the Plan, the Company's Articles and any law. The approval by the Company of any instructions given to the Trustee by an Optionee shall not constitute proof of the Company's recognition or acknowledgement or acceptance of any right of such Optionee.

8.	CHANGES IN THE PLAN; ADJUSTMENTS
8.1. The Company shall be entitled, from time to time, to update and/or change the terms of this Plan, in whole or in part, at its sole discretion, provided that such change shall not derogate from the rights attached to the Options (whether vested or unvested) as of the date of such modification. The Company shall be entitled to update and/or change the rights attached to the Shares.

8.2.
Upon the occurrence of a Transaction, the Committee shall be entitled, at its sole discretion, to adjust the rights of an Optionee under the Plan, such as providing an Optionee with substitute securities of the Successor Company and/or other substitute compensation, as is reasonable in the opinion of the Committee, as long as the substitute securities and/or the compensation are calculated to be reasonable as compared to the compensation or substitute securities (or their financial equivalent) received by all or some of the holders of Ordinary Shares, as the case may be, in the Company other than the Optionee (the "Substitute Compensation"). Such opinion of the Committee shall be delivered to the Optionees and shall be final and conclusive. The Committee shall be entitled, at its sole discretion, without being required to provide any reasoning to its determination, to decide that upon the occurrence of a Transaction, every unvested Option shall expire automatically, and shall have no value whatsoever.

8.3. Without derogating from the rights of the Company under sections 8.2 and 8.1 above, upon the occurrence of any of the following described events, Optionee's rights to purchase Shares under the ESOP shall be adjusted as provided hereafter:

8.3.1.
In the event of Transaction, the unexercised Options then outstanding under the ESOP may, according to the sole and absolute discretion of the Committee, be assumed or substituted for options to purchase an appropriate number of shares of each class of shares, or other securities of the Successor Company (or a parent or subsidiary of the Successor Company), per each Share underlying the assumed or substituted Option, as were distributed to the holders of Shares of the Company per each Share held, in connection with and pursuant to the Transaction. In the case of

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such assumption and/or substitution of Options, appropriate adjustments shall be made to the Exercise Price so as to reflect such action and all other terms and conditions of the Option Agreements shall remain unchanged, including but not limited to the vesting schedule, all subject to the determination of the Committee, which determination shall be in their discretion and final.

8.3.2.
If, in any such Transaction, the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute any unexercised Options underlying such Option Agreement, then the Vesting Dates of such Options may, but will not necessarily will, at the Committee's discretion without being required to provide reasoning for its decision, be accelerated so that any such unexercised Options that are then unvested shall be immediately vested and exercisable as of the date that is ten (10) days prior to the effective date of the Transaction for a 10-day thereafter (upon expiration of which period the Options shall expire).

8.3.3.
If the Company is voluntarily liquidated or dissolved while unexercised Options remain outstanding under the ESOP, the Company shall immediately notify all unexercised Option holders of such liquidation, and the Option holders shall then have 14 days to exercise any unexercised Vested Option held by them at that time, in accordance with the exercise procedure set forth herein. Upon the expiration of such fourteen-day period, all remaining unexercised Options will terminate immediately.

8.3.4.
If the outstanding shares of the Company shall at any time be changed or exchanged due to exchange of shares, recapitalization, or any other like event by or of the Company, other than stock split, stock combination or bonus shares issuance, and as often as the same shall occur, then the number, class and kind of the Shares subject to the ESOP or subject to any Options therefore granted, and the Exercise Prices, shall be appropriately and equitably, as shall be determined by the Committee, adjusted, provided, however, that the Exercise Price shall not be less than the par value of the Share underlying any such Options, and provided further, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding shares. Upon occurrence of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the ESOP (as set forth in Section 3.1 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Committee.

8.3.5.
In the event of issuance of bonus shares to the Company's shareholders which is not in the manner of a stock split, the terms of the Options shall be adjusted by way of (i) increasing the number of Exercise Shares to which the Offerees shall be entitled upon exercising the Option, by the same number of shares to which they would have been entitled as bonus shares had they exercised the Option prior to the effective date for being entitled to receive such bonus shares or (ii) reducing the exercise price or (iii) any combination of the above, all as shall be determined by the Committee.

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8.3.6.	In the event of a stock split or consolidation of the Company's share capital, the number of shares to which Offeree(s) shall be entitled under their Option(s) shall be adjusted accordingly.

8.3.7.
Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

9.TERM OF OPTIONS; TERMINATION OF EMPLOYMENT OR SERVICES

9.1.
Options, to the extent not previously exercised, shall terminate forthwith upon the earlier of: (i) unless otherwise determined in accordance with the provisions of this ESOP with respect to any Option(s), such date shall be 7 years from the respective Date of Grant; (ii) the date set forth in the Option Agreement; (iii) unless otherwise resolved by the Committee, upon the occurrence of a Transaction; and (iv) the expiration of any extended period in any of the events set forth in section 9.3 below.

9.2.
Subject to the provisions of section 9.3 below, in the event of termination of Optionee's employment or services with the Company or any of its Affiliates, all unexercised Options granted to such Optionee automatically expire upon the lapse of ninety (90) days after the effective date of termination of such employment or service, except that if the Company waived the work/service of such Optionee during the notice period, then the unexercised Options granted to such Optionee shall automatically expire upon the lapse of ninety (90) days after the date of notice of termination of employment or service by the Company or by Optionee. Options shall not vest after the date of termination notice (whether by the Company or by Optionee); any unvested Options as of the date of termination notice shall expire and shall revert to the ESOP.

9.3.
Subject to the provisions of Section 9.1 above, an Option may be exercised after the date of termination of Optionee's employment or service with the Company or any Affiliates during an additional period of time beyond the date of such termination, but only with respect to the number of Vested Options at the time of such termination according to the Vesting Dates, in the event of:

9.3.1.
termination is the result of death, Retirement or Disability (each, as hereinafter defined) of the Optionee, in which event any Vested Option still in force and unexpired may be exercised within a period of 12 months after the date of such termination; or -

9.3.2.
prior or subsequent to such termination, the Committee shall authorize an extension of the terms of all or part of the Vested Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable.

9.3.3.
Anything herein to the contrary, if termination of employment or service is for Cause, any outstanding unexercised Option (whether vested or non-vested) will immediately expire and terminate, and the Optionee shall not have any right in connection to such outstanding Options.

9.3.4.
As used herein: (i) the term "Disability" means an Optionee's inability to perform his/her duties to the Company, or to any of its Affiliates, for a consecutive period of at least 90 days, by reason of any medically determinable physical or mental

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impairment, as determined by a physician selected by the Optionee and acceptable to the Company; and (ii) the term "Retirement" means an Optionee's retirement pursuant to applicable law or in accordance with the terms of any tax-qualified retirement plan maintained by the Company or any of its Affiliates in which the Optionee participates.

10.	EXERCISE OF OPTIONS

10.1.
The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of Section 9 above, the Optionee is employed by or providing services to the Company or any of its Affiliates, at all times during the period beginning with the granting of the Option and ending upon the Exercise Date.

10.2.
Options shall be exercised by the Optionee by giving written notice to the Company and/or to any third party designated by the Company (the "Representative"), in such form and method as may be determined by the' Company and when applicable, by the Trustee in accordance with the requirements of Section 102, which exercise shall be effective upon receipt of such notice by the Company and/or the Representative and the payment of the Exercise Price at the Company's or the Representative's principal office. The notice shall specify the number of Shares with respect to which the Option is being exercised.

10.3.
The Exercise Price shall be payable upon the exercise of the Option in a form satisfactory to the Committee, including without limitation, by cash or check. The Committee shall have the authority to postpone the date of payment on such terms as it may determine.

10.4.
The Exercise Price shall be denominated in the currency of the primary economic environment of, either the Company or the Optionee (that is the functional currency of the Company or the currency in which the Optionee is paid), as determined by the Company.

11.	VESTING OF OPTIONS

11.1.
Subject to the provisions of the ESOP, each Option shall vest and become exercisable commencing on the Vesting Date thereof for the number of Shares as shall be provided in the Option Agreement. However, no Option shall be exercisable after the Expiration Date. Unless otherwise determined in the Option Agreement, with respect to any, some or all Options, each Option shall vest and become exercisable over a period of four (4) years, 25% of which shall vest at the first anniversary of the Date of Grant, and the remainder 75% shall vest in twelve (12) equal portions (rounded to the nearest whole number of shares) on a quarterly basis after the first anniversary as of the Date of Grant.

11.2.	An Option may be subject to such other terms and conditions on the time or times when it may be exercised, as the Committee may deem appropriate. The vesting provisions of individual Options may vary.

12.	SHARES SUBJECT TO PROXY, RIGHT OF FIRST REFUSAL, CO-SALE AND REPURCHASE OF OPTIONS

12.1.
Until the consummation of an IPO, any Shares issued upon exercise of Options (and securities of the Company issued with respect thereto), whether held by the Trustee or the Optionee, shall be voted (including the execution of any written consents) by an irrevocable proxy to the CEO of the Company, in the form attached hereto as Schedule A

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or any other form approved by the Committee (the "Proxy"). Pursuant to the directions of the Chairman of the Board, such Proxy may be assigned to the person or persons designated by the Board to provide for the power of such designated person(s) to act, instead of the Optionee and on its behalf (the "Designee(s)"), with respect to any and all aspects of the Optionee's shareholdings in the Company. The Proxy may be contained in the Option Agreement of an Optionee or otherwise as the Committee determines. If contained in the Option Agreement, no further document shall be required to implement such Proxy, and the signature of the Optionee on the Option Agreement shall indicate approval of the Proxy thereby granted. On each and every issue brought before the shareholders of the Company for their resolution, the Chairman of the Board of Directors of the Company, or any of its Designee(s), as the case may be, shall vote in accordance with the resolution that would have been adopted by all shareholders of the Company actually voting on such issue other than the shareholders represented by such proxy or similar proxies.
12.2. Notwithstanding anything to the contrary in the Articles of Association of the Company, none of the Optionees shall have a right of first refusal in relation with any Sale (as hereinafter defined) of shares in the Company.
12.3. Sale, transfer, assignment or other disposal (collectively, "Sale") of Shares issuable upon the exercise of an Option shall be subject to the rights of first refusal and co-sale rights of other shareholders of the Company as set forth in the Articles of Association of the Company or in any agreement among the Company and all or substantially all of its shareholders. In the event that neither the Articles of Association of the Company nor any such agreement shall provide for applicable rights of first refusal or co-sale rights, then, unless otherwise determined by the Board, until such time as the Company shall complete an IPO, the Sale of Shares issuable upon the exercise of an Option shall be subject to a right of first refusal on the part of the shareholders of the Company having rights of first refusal according to the Articles of Association of the Company at that time or any agreement between shareholders of the Company (part or all of such shareholders) as in effect at the time of such transfer (the "Governing Corporate Document") (excluding Optionees who exercised their Options). The provisions of the Governing Corporate Documents shall apply to the transfer of such Shares, mutatis mutandis.

12.4.
Prior to an IPO, and in addition to the right of first refusal, any transfer of Shares by an Optionee shall require the Board's approval as to the identity of the transferee and as required under the Company's Articles of Association. The Board may refuse to approve the transfer of Shares to any competitor of the Company or to any other person or entity the Board determines, in its discretion, may be detrimental to the Company.

12.5.
To avoid doubt, the Optionees shall not be deemed owners of the Shares issuable upon the exercise of Options and shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any Option, nor shall they be deemed to be a class of shareholders of the Company for purpose of the operation of sections 350 and 351 of the Companies Law or any successor to such section, until registration of the Optionee as holder of such Shares in the Company's register 'of shareholders upon exercise of the Option in accordance with the provisions of the ESOP,

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THE 2011 ISRAELI SHARE OPTION PLAN

but in case of Options and Shares held by the Trustee, subject to the provisions of Section 6 of the ESOP. Anything herein to the contrary notwithstanding, in no event shall the Optionees be deemed a class of creditors of the Company for purpose of the operation of sections 350 and 351 of the Companies Law or any successor to such section.

13.	PURCHASE FOR INVESTMENT; LIMITATIONS UPON IPOI REPRESENTATIONS
13.1. The Company's obligation to issue or allocate Shares upon exercise of an Option granted under the ESOP is expressly conditioned upon: (a) the Company's completion of any registration or other qualifications of such Shares under all applicable laws, rules and regulations or (b) representations and undertakings by the Optionee (or his legal representative, heir or legatee, in the event of the Optionee's death) to assure that the sale of the Shares complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or his legal representative, heir, or legatee): (a) is purchasing such Shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such Shares a legend setting forth (i) any representations and undertakings which such Optionee has given to the Company or a reference thereto and (ii) that, prior to effecting any sale or other disposition of any such Shares, the Optionee must furnish to the Company an opinion of counsel, satisfactory to the Company, that such sale or disposition will not violate the applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Optionee.
13.2. The Optionee acknowledges that in the event that the Company's shares shall be registered for trading in any public market, Optionee's rights to sell the Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the Optionee unconditionally agrees and accepts any such limitations.
13.3, Upon the grant of Options to an Optionee or the issuance of Shares upon the exercise thereof, the Company shall obtain from such the representations and undertakings 'as follows, and by virtue of receipt of such Options, Optionee shall be deemed to have made such representation to the Company:
13.3.1. That the Optionee is familiar with the Company, its activity and its financial and commercial forecast, and that the Optionee knows that there is no certainty that the exercise of the Options will be financially worthwhile. The Optionee hereby undertakes not to have any claim against the Company or any of its directors, employees, stockholders or advisors if it emerges, at the time of exercising the Options, that the Optionee's investment in the Company's Shares was not worthwhile, for any reason whatsoever.
13.3.2. That the Optionee knows that his rights regarding the Options and the Shares are subject for all intents and purposes to the instructions of the Company's documents of incorporation and to the agreements of the stockholders in the Company.
13.3.3. That the Optionee knows that in addition to the allocations set forth above, the Company has allocated and/or is entitled to allocate Options and Shares to other employees and other people, and the Optionee shall have no claim regarding such allocations, their quantity, the relationship among them and between them and the

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THE 2011 ISRAELI SHARE OPTION PLAN

other stockholders in the Company, exercising of the options or any matter related to or stemming from them.
13.3.4. That the Optionee acknowledges that neither the ESOP nor the grant of Option or Shares thereunder shall impose any obligation on the Company to continue the engagement of the Optionee, and nothing in the ESOP or in any Option or Shares granted pursuant thereto shall confer upon any Optionee any right to continue being engaged by the Company, or restrict the right of the Company to terminate such engagement at any time.
14.DIVIDENDS
With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the Optionee and held by the Optionee or by the Trustee, as the case may be, the Optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company's Articles of Association (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and, when applicable, subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.
15.RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS
15.1. No Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral or any right with respect to it given to any third party whatsoever, except as specifically allowed under the ESOP, and during the lifetime of the Optionee each and all of such Optionee's rights to purchase Shares hereunder shall be exercisable only by the Optionee.
15.2. Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void. As long as Options and/or Shares are held by the Trustee on behalf of the Optionee, all rights of the Optionee over the Shares are personal, can not be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.
16.EFFECTIVE DATE AND DURATION OF THE ESOP
The ESOP shall be effective as of the day it was adopted by the Board and shall terminate at the end of 10 years from such day of adoption, unless terminated earlier in accordance with Section 9 hereof. Notwithstanding the foregoing, and unless otherwise determined, with respect to outstanding Options only, the provisions of the ESOP shall survive its termination, and for that purpose only, the ESOP shall be in full force and effect.
17.TERMINATION OF ESOP
The Board may at any time, but when applicable, terminate the ESOP provided that no termination of the ESOP shall substantially financially derogate from the rights attached to the Options (whether vested or unvested) as of the date of such modification. Termination of the ESOP shall not affect the Board or the Committee's ability to exercise the powers granted to it hereunder with respect to Options granted under the ESOP prior to the date of such termination.
18.GOVERNMENT REGULATIONS
The ESOP, and the grant and exercise of Options hereunder, and the obligation of the Company to sell and deliver Shares under such Options, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having

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THE 2011 ISRAELI SHARE OPTION PLAN

jurisdiction over the Company and the Optionee, including, without limitation, the United States Securities Act of 1933, the Companies Law, the Securities Law, 1968, and the Ordinance, and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing herein shall be deemed to require the Company to register the Shares under the securities laws of any jurisdiction.
19.CONTINUANCE OF EMPLOYMENT OR HIRED SERVICES
Neither the ESOP nor the Option Agreement with the Optionee shall impose any obligation on the Company or an Affiliate thereof, to continue any Optionee in its employ or service, and nothing in the ESOP or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or service of the Company or an Affiliate thereof or restrict the right of the Company or an Affiliate thereof to terminate such employment or service at any time.
20.GOVERNING LAW & JURISDICTION
The ESOP shall be governed by and construed and enforced solely in accordance with the laws of the State of Israel applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws. The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to the ESOP.
21.INTEGRATION OF SECTION 102 AND TAX COMMISSIONER'S PERMIT
21.1. With regards to Approved 102 Options, the provisions of the ESOP and/or the Option Agreement shall be subject to the provisions of Section 102 of the Ordinance and the Income Tax Rules (Tax Relieves for Grants of Shares to Employees), 2003-5763 and the Income Tax Assessor's permit, and the said provisions and permit shall be deemed an integral part of the ESOP and of the Option Agreement.
21.2. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the ESOP or the Option Agreement, shall be considered binding upon the Company and the Optionees.
22.TAX CONSEQUENCES
22.1. Any tax or compulsory payment consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee), hereunder, including but not limited to National Insurance payments and income tax, shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes or compulsory payments according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee shall indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax or other compulsory payment deriving from any payment made to the Optionee.
22.2. The ramifications of any future modification of all applicable laws regarding the taxation of Options and/or Shares granted to Optionees shall apply to the Optionees accordingly and such Optionees shall bear the full cost thereof, unless such modified laws expressly provide otherwise. For the avoidance of doubt, should the applicability of such taxing

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THE 2011 ISRAELI SHARE OPTION PLAN

arrangements to the ESOP or to securities issued in the framework thereof be stipulated by an application by the Company or by the Trustee that same shall apply, the Company shall be entitled to decide, at its absolute discretion, whether to apply such taxing arrangements and to instruct the Trustee to act accordingly.
22.3. The Company and/or, when applicable, the Trustee shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

23.PROVISIONS OF ESOP PREVAIL
23.1. The ESOP (together with the Option Agreement) supersedes all of the agreements and/or understandings reached prior to the date of granting of Options to such Optionee between the Company or any subsidiary thereof and any of the Optionees in connection with issuance of shares of the Company or options on shares of the Company. Any representation and/or promise and/or undertaking made and/or given by the Company and/or by any subsidiary thereof or by whomsoever on their behalf, which have not been expressed herein, shall have no force and effect.
23.2. In the event of contradiction between the provisions of the ESOP and any agreement between the Company and the Optionee, excluding the Option Agreement, the provisions of the ESOP shall prevail; in the event of contradiction between the provisions of the ESOP and the Option Agreement, the provisions of the Option Agreement shall prevail.
24.MULTIPLE AGREEMENTS
The terms of each Option may differ from other Options granted under the ESOP at the same time, or at any other time. The Board may also grant more than one Option to a given Optionee during the term of the ESOP, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.
* * *

APPENDIX A TO THE 2012 ISRAELI SHARE OPTION PLAN
SAMANAGE LTD.
2013 STOCK INCENTIVE SUBPLAN
Article I
PURPOSE
The purpose of this 2013 Stock Incentive Subplan (the “Plan”) of SAManage Ltd., an Israeli corporation (the “Company ”), is to specify the terms under which Options under the 2012 Israeli Share Option Plan may be granted to individuals performing services on behalf of the Company in the United States for its subsidiary, SAManage USA, Inc., a Texas Corporation (the "Subsidiary"). Except as provided herein, in the event of a conflict between the terms of the Plan and the 2012 Israeli Share Option Plan with respect to the options granted to US residents, the terms of the Plan shall control. This Plan is authorized under Section 8.1 of the 2012 Israeli Share Option Plan.
I.1    Like the 2012 Israeli Share Option Plan, this Plan advances the interests of the Company and its shareholders by providing officers, directors, key employees, consultants and other independent contractors of the Company and Affiliates, upon whose judgment, initiative and efforts the Company and Affiliates largely depend, with additional incentive to perform in a superior manner. This Plan is also designed to attract and retain key personnel and to reward such individuals for achievement of corporate and individual performance goals. The Plan and this Appendix shall be administered in such a manner as to permit those Options granted hereunder and specially designated as an Incentive Stock Option to qualify as incentive stock options as described in Section 422 of the Code.
Article II
DEFINITIONS
As used in this Plan or any Award hereunder, the following defined terms have the meanings indicated below:
“Affiliate” means an affiliate of the Company, including without limitations the Subsidiary, with the word “affiliate” as defined in Rule 12b2 promulgated by the SEC under the Exchange Act.
“Award” means a Stock Grant or a grant of an Option pursuant to the provisions of this Plan.
“Board of Directors” or “Board” means the board of directors of the Company.
“Cause” means the termination of employment or other services for negligence, personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, failure to perform stated or assigned duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses); provided, however, if an Employee has an employment agreement with the Company or an Affiliate and such employment agreement defines a termination for

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“cause,” then “Cause” as used herein shall have the same meaning as set forth in such employment agreement.
“Change in Control” means the occurrence of any one of the following events, unless stated otherwise in an Award or as otherwise required by Code Section 409A to avoid the additional taxes therein: (a) any person or more than one person acting as a group becomes the “beneficial owner” (as defined in Rule 13d3 under the Exchange Act) of stock of the Company, that together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of stock of the Company (excluding any additional stock acquired by a person or more than one person acting as a group who prior to the acquisition is considered to own more than 50% of the total fair market value or total voting power of such securities); (b) the consummation of a merger or consolidation of the Company with or into any other corporation or any other corporate reorganization if more than 70% of the combined voting power of the voting stock of the Company or such surviving entity (or any parent thereof) outstanding immediately after such merger, consolidation, or reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or reorganization; (c) the complete liquidation or dissolution of the Company; or (d) the sale or disposition of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of twelve (12) consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to (i) a shareholder of the Company in exchange for or with respect to its stock, (ii) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all of the outstanding stock of the Company, or (iv) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in the preceding clause (iii). If an Option is granted as an Option subject to the requirements of Code Section 409A (Alternative B for NonQualified Stock Option grants under Section 2.4 of the Stock Option Agreement), then solely for purposes of determining whether a Change in Control has occurred under Section 2.4 (Alternative B) and 2.5 of the Stock Option Agreement, the term Change in Control shall mean a Change in Control described above, but only if such Change in Control would also be considered a “change in control event” under Treasury Regulations Section 1.409A3(i)(5), and, solely for purposes of determining whether a Change in Control has occurred for purposes of Section 2.4 (Alternative B) of the Stock Option Agreement, the term Change in Control shall not include a transaction in which the ownership or assets of the Company as transferred to a subsidiary of the Company.
“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision(s) thereto and any regulations promulgated thereunder.
“Company” has the meaning set forth in Article I.
“Date of Grant” means the date an Award is effective pursuant to the terms hereof.
“Disability” has the meaning set forth in Code Section 409A or any regulations or other guidance thereunder.

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“Effective Date” has the meaning set forth in Article XVI.
“Employee” means any person who, on the particular Date of Grant or other time of determination as the context requires, is currently employed by the Company or an Affiliate.
“Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision(s) thereto and any regulations promulgated thereunder.
“Exercise Notice” has the meaning set forth in Section 10.1.
“Fair Market Value” means, as of a particular date, the fair market value of one share of Ordinary Shares as determined by the Plan Administrator in a manner consistent with Code Section 409A and any regulations or other guidance thereunder. It is the intent that such determinations shall be made in such a manner so that this Plan and Awards granted hereunder are not subject to the additional taxes referenced in Code Section 409A.
"Incentive Stock Option" means an Option that is an Incentive Stock Option.
“NonQualified Stock Option” means an Option that is not an INCENTIVE STOCK OPTION.
“Option” means an option to purchase Ordinary Shares granted under Article VIII or Article IX of this Plan.
“Option Period” means the time period within which the Option holder may exercise the right to purchase Ordinary Shares under an Award.
“Ordinary Shares” means the ordinary shares of the Company, nominal value NIS0.01 each.
“Participant” means an eligible person who receives an Option or Stock Grant pursuant to this Plan.
“Plan” has the meaning set forth in Article I.
“Plan Administrator” means the Board or if delegated by the Board, the compensation committee or other committee of the Board.
“SEC” means the United States Securities and Exchange Commission, or any other applicable securities commission.
“Stock Option Agreement” means the document entitled “SAManage Ltd. 2013 Stock Incentive Subplan Stock Option Agreement” particular to the Participant which memorializes the grant of Ordinary Shares accompanied by such restrictions, if any, as may be determined by the Plan Administrator under Article VIII of this Plan.

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“Stock Grant” means a grant of Ordinary Shares accompanied by such restrictions, if any, as may be determined by the Plan Administrator under Article VII of this Plan.
Article III
ADMINISTRATION
III.1 General. This Plan shall be administered by the Plan Administrator. The Plan Administrator shall act by vote or written consent of a majority of its members. The Plan Administrator is authorized, subject to the provisions of this Plan, to establish, amend, suspend and waive such rules and regulations as it deems necessary for the proper administration of this Plan and to make whatever determinations and interpretations in connection with this Plan it deems necessary or advisable with respect to Participants. The Plan Administrator’s decision and determinations under this Plan need not be uniform and may be made selectively among Participants, regardless of whether they are similarly situated. All determinations and interpretations made by the Plan Administrator shall be binding and conclusive on such Participants and on their legal representatives and beneficiaries.
III.2 Power and Authority of the Plan Administrator. Subject to the other terms and conditions set forth herein, the Plan Administrator shall have the power and authority, in its discretion, to determine from time to time which Participants will be granted Awards under this Plan, the number of Ordinary Shares subject to each Award, the exercise price of an Option and the restrictions, if any, that will be applicable to each Stock Grant and Option. In making all such determinations, the Plan Administrator shall take into account the duties, responsibilities and performance of each respective Participant, his, her or its present and potential contributions to the growth and success of the Company, his, her or its compensation, and such other factors as the Plan Administrator shall deem relevant to accomplishing the purposes of this Plan. In addition, the Plan Administrator shall have the power and authority to determine other terms, conditions, restrictions and other provisions of Awards, and to interpret, administer and make factual determinations with respect to this Plan and Awards and agreements and instruments related to or made under this Plan.
III.3 Limitation on Liability. No member of the Plan Administrator shall be liable for any action or determination made in good faith with respect to this Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Awards granted under it.

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Article IV
TYPES OF AWARDS
Awards under this Plan may be granted in any one or a combination of the following:
Stock Grants
NonQualified Stock Options
Incentive Stock Options
Article V
STOCK SUBJECT TO THIS PLAN
Subject to adjustment as provided in Article XIII, the maximum number of shares reserved for Stock Grants and for purchase pursuant to the exercise of Options under this Plan is subject to the number of shares authorized under the 2012 Israeli Share Option Plan and up to an aggregate of 158,047 Ordinary Shares, all of which may be granted according to the terms set forth herein. The Ordinary Shares subject to this Plan may be either authorized but unissued shares or shares previously issued and reacquired by the Company. To the extent that Options are granted and Stock Grants are made under this Plan, the shares underlying such Options and Stock Grants will be unavailable for future grants under this Plan. However, to the extent that the Options or Stock Grants granted under this Plan are forfeited, terminate, expire or are canceled without having been exercised, the shares for such Options and Stock Grants shall not be counted against the maximum number of shares available for issuance hereunder and new Awards may be made with respect to such shares.
Article VI
ELIGIBILITY
Employees and independent contractors, including, without limitation, consultants, advisory board members, vendors, strategic partners, directors and officers of the Company or Affiliates, are eligible to receive Stock Grants and NonQualified Stock Options under this Plan, provided, however, that only Employees may be granted with Incentive Stock Options.
Article VII
STOCK GRANTS
VII.1 Terms of Stock Grants. Each Stock Grant may be accompanied by such conditions, restrictions and contingencies, or may be made without any, as may be determined in the discretion of the Plan Administrator as provided in the Award. Such conditions, restrictions and contingencies may include, without limitation, requirements that the Participant remain in the continuous employment or service of the Company or Affiliates for a specified period of time, that the Participant meet designated individual performance goals or that the Company, an Affiliate or a combination thereof meet designated organizational performance goals.
VII.2 Issuance Procedures. A stock certificate representing the number of Ordinary Shares covered by a Stock Grant shall be registered in the Participant’s name and may be held by the

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Participant; provided, however, unless the Plan Administrator provides otherwise in the specified Award or otherwise consents in writing, if a Stock Grant is subject to certain restrictions or performance obligations, the Ordinary Shares covered by such Stock Grant shall be registered in the Participant’s name and held in custody by the Company. Unless the Plan Administrator provides otherwise in the specified Award or otherwise consents in writing, a Participant who has been awarded a Stock Grant shall have the rights and privileges of a shareholder of the Company as to the Ordinary Shares covered by such Stock Grant, including the right to receive dividends and the right to vote such shares, except that the dividends shall be accumulated in an escrow account by the Company and shall not be paid to the Participant unless and until the expiration of any restrictions or satisfaction of any performance requirements. None of the Ordinary Shares covered by the Stock Grant may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the expiration of any applicable restrictions or satisfaction of any performance requirements. Unless the Plan Administrator provides otherwise in the specified Award or otherwise consents in writing, all of the Ordinary Shares covered by a Stock Grant shall be forfeited and all rights of a Participant who has been awarded such Stock Grant to such shares shall terminate without further obligation on the part of the Company in the event that any applicable restrictions or performance obligations do not expire or are not satisfied. Upon forfeiture of Ordinary Shares, such shares shall be transferred to the Company without further action by the Participant. Upon the expiration of the applicable restrictions and satisfaction of the applicable performance obligations, whether in the ordinary course or under circumstances set forth in Section 7.3, certificates evidencing Ordinary Shares subject to the related Stock Grant shall be delivered to the Participant, or the Participant’s beneficiary or estate, as the case may be, free of such restrictions and applicable restrictive legends, but still subject to applicable transfer restrictions as contemplated by Article XII. No grant of an Incentive Stock Option shall be made to an Employee: (i) who owns (directly or under the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary, shall expire later than five (5) years from its date of grant; and (ii) shall expire later than ten (10) years from its date of grant.
VII.3 Acceleration. If the Plan Administrator so provides in the specified Award or otherwise consents in writing, the vesting and the lifting of conditions, performance obligation requirements, restrictions and contingencies in whole or in part may be accelerated for any reason or upon the occurrence of any event.
Article VIII
NONQUALIFIED STOCK OPTIONS
NonQualified Stock Options granted under this Plan are subject to the following terms and conditions:
VIII.1 Price. The purchase price per share of Ordinary Shares deliverable upon the exercise of each NonQualified Stock Option shall be equal to at least the Fair Market Value on the Date of Grant, unless the Plan Administrator provides otherwise in the specified Award, in which case the terms of such NonQualified Stock Option shall comply with the requirements of Code Section 409A to avoid the additional taxes referenced therein.

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VIII.2 Option Period Generally. The Plan Administrator shall determine the Option Period during which each NonQualified Stock Option may be exercised as set forth in the Award.
VIII.3 Vesting. The Plan Administrator shall determine the date or dates on which each NonQualified Stock Option vests (may be exercised) as set forth in the Award and may provide that a NonQualified Stock Option is exercisable in installments. If the Plan Administrator so provides in the specified Award or otherwise consents in writing, the shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable. Notwithstanding the foregoing, if the NonQualified Stock Option is granted as an Option subject to the requirement of Code Section 409A (Alternative B in Section 2.4 of the Stock Option Agreement), then there shall be no discretion to accelerate the earliest time at which the NonQualified Stock Option may be exercised as set forth in the Stock Option Agreement.
VIII.4 Acceleration. If the Plan Administrator so provides in the specified Award or otherwise consents in writing, the vesting and the earliest time during which any NonQualified Stock Option may be exercised in whole or in part may be accelerated for any set reason or upon the occurrence of any set event. Notwithstanding the foregoing, if the NonQualified Stock Option is granted as an Option subject to the requirement of Code Section 409A (Alternative B in Section 2.4 of the Stock Option Agreement), then there shall be no discretion to accelerate the earliest time at which the NonQualified Stock Option may be exercised as set forth in the Stock Option Agreement.
VIII.5 Extension by Plan Administrator. The Plan Administrator may extend the Option Period of a NonQualified Stock Option to a date no later than the earlier of the latest date upon which the NonQualified Stock Option could have expired by its original terms under any circumstances or the seventh (7th) anniversary of the original date of grant of the NonQualified Stock Option. Notwithstanding the foregoing, if the NonQualified Stock Option is granted as an Option subject to the requirement of Code Section 409A (Alternative B in Section 2.4 of the Stock Option Agreement), the Plan Administrator shall not be allowed to consent to an exercise period other than the exercise period set forth in the original Stock Option Agreement.
VIII.6 Termination of Service.
(a)Termination for Cause. Unless the Plan Administrator provides otherwise in the specified Award or otherwise consents in writing, in the event a Participant’s employment with or provision of services to the Company (or to its Affiliates) are terminated by the Company or Affiliate for Cause, all rights under the Participant’s NonQualified Stock Options shall expire upon termination, regardless of whether the purchase right is vested.
(b)Termination for Other Reasons. Unless the Plan Administrator provides otherwise in the specified Award or otherwise consents in writing, upon the termination of a Participant’s employment with or provision of service to the Company and all Affiliates because of any reason other than for Cause, the Participant’s NonQualified Stock Options shall be exercisable only as to those shares which were immediately purchasable by the Participant at the date of termination and only for up to ninety (90) days following termination. Notwithstanding the foregoing, if the NonQualified Stock Option is granted as an Option subject to the requirement of Code Section 409A (Alternative B in Section 2.4 of the Stock Option Agreement), then there shall be no discretion to

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accelerate the earliest time at which the NonQualified Stock Option may be exercised as set forth in the Stock Option Agreement, and the exercise period shall be limited to the period set forth in the Stock Option Agreement.
VIII.7 Other Conditions, Restrictions, Contingencies. Each Award may specify other conditions, restrictions and contingencies to which the NonQualified Stock Option is subject as deemed appropriate in the sole discretion of the Plan Administrator.
Article IX
Incentive Stock Option
IX.1 Price. The purchase price per share of Ordinary Shares deliverable upon the exercise of each Incentive Stock Option shall be equal to at least the Fair Market Value on the Date of Grant, unless the Plan Administrator provides otherwise in the specified Award. Notwithstanding, the price with respect to an Incentive Stock Option granted to an Employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of any Subsidiary shall be at least 110 percent of the Fair Market Value of the Shares on the date of grant of Incentive Stock Options.
IX.2 Option Period Generally. Subject to Section 9.5 below, the Plan Administrator shall determine the Option Period during which each Incentive Stock Option may be exercised as set forth in the Award. All Incentive Stock Options shall be exercisable for no more than 10 years as of the date of the Award.
IX.3 Vesting. The Plan Administrator shall determine the date or dates on which each Incentive Stock Option vests (may be exercised) as set forth in the Award and may provide that an Incentive Stock Option is exercisable in installments. If the Plan Administrator so provides in the specified Award or otherwise consents in writing, the shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable.
IX.4 Acceleration. If the Plan Administrator so provides in the specified Award or otherwise consents in writing, the vesting and the earliest time during which any Incentive Stock Option may be exercised in whole or in part may be accelerated for any set reason or upon the occurrence of any set event, subject to the provisions of the Code.
IX.5 Extension by Plan Administrator. The Plan Administrator may extend the Option Period of an Incentive Stock Option to a date no later than the earlier of the latest date upon which the Incentive Stock Options could have expired by its original terms under any circumstances or the fifth (5th) anniversary of the original date of grant of the Incentive Stock Options, all subject to the provisions of the Code, provided that in the event that the Employee holds more than 10% of the total combined voting power of all classes of stock of the Company, any Incentive Stock Option shall expire on the fifth (5th) anniversary of the original date of grant.
IX.6 Termination of Service.

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(a)Termination for Cause. Unless the Plan Administrator provides otherwise in the specified Award or otherwise consents in writing, in the event a Participant’s employment with or provision of services to the Company (or to its Affiliates) are terminated by the Company or Affiliate for Cause, all rights under the Participant’s Incentive Stock Options shall expire upon termination, regardless of whether the purchase right is vested.
(b)Termination for Other Reasons. Unless the Plan Administrator provides otherwise in the specified Award or otherwise consents in writing, upon the termination of a Participant’s employment with or provision of service to the Company and all Affiliates because of any reason other than for Cause, the Participant’s Incentive Stock Options shall be exercisable only as to those shares which were immediately purchasable by the Participant at the date of termination and only for up to ninety (90) days following termination, all subject to the provisions set forth in the Code.
IX.7 Other Conditions, Restrictions, Contingencies. Each Award may specify other conditions, restrictions and contingencies to which the Incentive Stock Option is subject as deemed appropriate in the sole discretion of the Plan Administrator. Participant must notify the Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any Shares issued upon exercise of an Incentive Stock Option before the later of (i) the second anniversary of the date of grant of the Incentive Stock Options or (ii) the first anniversary of the date the Shares were issued upon his exercise of the Incentive Stock Options.
IX.8 Special Provisions Applicable to Incentive Stock Options. If designated in the Option Agreement as an Incentive Stock Option, such Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), such Option shall be treated as a Nonstatutory Stock Option. Further, if for any reason an Option (or portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonstatutory Stock Option granted under the Plan. In no event shall the Company or any Affiliate or any of their respective employees or directors have any liability to an Optionee (or any other person) due to the failure of the Option to qualify for any reason as an Incentive Stock Option.
IX.9 Conversion of Incentive Stock Options Into NonQualified Stock Options; Termination of Incentive Stock Options. The Plan Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's Incentive Stock Options (or any portions thereof) that have not been exercised on the date of conversion into NonQualified Stock Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the Participant is an Employee of the Company or a parent or a subsidiary at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Plan Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non Qualified Stock Options as the Board in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan and/or this Appendix. Nothing in the Plan and/or in this Appendix shall be deemed to give any Participant the right to have such granted Incentive Stock Options converted into Non Qualified Stocks Options, and no such conversion shall occur unless and until the Plan Administrator takes appropriate action. The Plan Administrator, with the consent of the

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Participant, may also terminate any portion of any Incentive Stock Option that has not been exercised at the time of such conversion.
Article X
MISCELLANEOUS REQUIREMENTS OF OPTIONS
X.1    Method of Exercise. Each Option shall be exercised pursuant to the terms of this Plan by giving written notice to the Company at its principal place of business. Unless the Plan Administrator consents in writing to the contrary, the form of such notice shall be substantially similar to the exercise notice contained in Exhibit A, which may be amended and otherwise updated from time to time by the Plan Administrator (the “Exercise Notice”). No Option granted under this Plan may be exercised or Award granted unless, at the time of exercise or grant, Ordinary Shares to be issued qualifies for exemption from, or is registered pursuant to, applicable federal and state securities laws. In the event there is not then on file with the SEC an effective registration statement, including a prospectus relating to the shares subject to the Award, the Plan Administrator may require the Participant to execute and deliver to the Company prior to receipt by such Participant of any such shares under this Plan, an investment representations statement in form and substance satisfactory to the Company. Unless the Plan Administrator provides otherwise in the specified Award or consents in writing (as limited by Section 13 of the 2012 Israeli Share Option Plan), shares may be purchased pursuant to an Option only upon full payment of the purchase price in cash.
X.2    Rights of a Shareholder. No Participant shall have any rights as a shareholder with respect to any shares covered by an Option until the date of registering such shares under the Participant name in the Company's Register. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Company or Affiliates or to continue as a director, officer, consultant or independent contractor of the Company or Affiliates or interferes in any way with the right of the Company or Affiliates to terminate a Participant’s services at any time.
X.3    Limited Transferability. Except as otherwise provided in an Award or unless the Plan Administrator consents in writing to the contrary, Options may only be transferred pursuant to a will or to the laws of descent and distribution upon a Participant’s death. Except as otherwise provided in an Award or unless the Plan Administrator consents in writing to the contrary, during the lifetime of a Participant granted Options, such Options may only be exercised by such Participant or such Participant’s guardian or legal representative. The Plan Administrator has the power and authority to establish additional rules and regulations from time to time specifically governing the transfer of Options as it deems necessary or advisable.
X.4    Change in Control through Dissolution or Liquidation. In the event of dissolution or liquidation of the Company, the Company shall have no obligation to notify the Participant of such event and any Award that has not been previously exercised will terminate immediately prior to the consummation of such proposed action. Notwithstanding the foregoing, in the event of a voluntary liquidation of the Company that is not considered a merger or acquisition, the Administrator shall notify each Participant as soon as practicable, prior to the effective date of such proposed transaction, that the Participant will have the right to exercise his or her vested Awards within five (5) working days from receipt of such notice, but in any case not later than the effective date of such transaction. For an Option granted subject to the requirements of Code Section 409A (pursuant to Section 2.4 (Alternative

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B)) of a Stock Option Agreement, payment shall be allowed only to the extent allowed under Treasury Regulations Sections 1.409A3(j)(4)(i) and 1.409A3(j)(4)(ix). To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action, unless the Board has authorized a longer period to exercise such vested Awards.
X.5    Change in Control (Other than through Dissolution or Liquidation).
Except to the extent set forth in the Stock Option Agreement, in the event of a Change in Control (other than a complete dissolution or liquidation in Section 10.4 of this Plan):
(a)Each outstanding Award shall be assumed or an equivalent Award substituted by the successor company or a parent or subsidiaries of the successor company. In the case of such assumption and/or substitution of Awards, appropriate adjustments shall be made in the number of Award shares and exercise price to reflect such action, and all other terms and conditions of the Award, such as the vesting dates, shall remain in force, all as will be determined by the Board whose determination shall be final.
(b)The Plan Administrator shall determine, in its discretion, the proper exchange ratio of the Awards and the fair value of such Awards for purpose of such substitution, and shall be authorized to accelerate the vesting date of any or all Awards and shall be authorized to make all necessary adjustments in the terms of the Awards and the substituted Awards (including, without limitation, adjustments in the exercise price) that are fair under the circumstances.
(c)In the event that the successor company refuses to assume or substitute for the Awards, the Participant shall retain the right to exercise vested Awards, to the extent allowed under the Award, and the Plan Administrator shall notify the Participant in writing that such Awards shall be exercisable for a period not less than fifteen (15) days from the date of such notice, and the Awards shall terminate upon the expiration of such period (unless Section 2.4 of the Stock Option Agreement requires a shorter exercise period). Should the Change in Control occur within one year of the Date of Grant, such Participant shall be eligible to exercise a proportion of such Awards as determined by the Plan Administrator, however, to the extent the Award is subject to the requirement of Code Section 409A, this subsection shall only apply to the extent the Change in Control also meets the requirements of Change in Control for purposes of Section 2.4 of the Stock Option Agreement.
(d)For the purposes of this Section 10.5, Awards shall be considered assumed if, following the Change in Control, the Award (or substitute award) confers upon the Participant the right to purchase or receive, for each Award share for which the Award was exercisable immediately prior to the Change in Control, the pro rata consideration (whether shares, stock options, cash, or other securities or property) received in the Change in Control by holders of shares for each share held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control is not solely ordinary shares (or their equivalent) of the successor company or its parent, the Plan Administrator may, with the consent of the successor company, provide: for the consideration to be received upon the exercise of the Award, for each Award share, to be solely Ordinary Shares (or their equivalent) of the successor company or its parent equal in fair market value to the per share consideration received by holders of a majority of the

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outstanding shares in the Change in Control and provided further that the Plan Administrator may determine, in its sole discretion, that in lieu of such assumption or substitution of Awards for awards by the acquiring corporation or its parent or subsidiaries, such Awards will be substituted for by any other type of asset or property including cash which is fair under the circumstances. Such calculation may not result in a decrease in the initial exercise price such that an Option that is not subject to Code Section 409A becomes subject to Code Section 409A.
X.6 BringAlong. Shares acquired upon exercise of an Option shall be subject to “bringalong" provisions in the Articles of Association of the Company, if any.
X.7    TagAlong and Other Restrictions. Shares acquired upon exercise of an Option will be subject to rights of first refusal, “tagalong" and all other transfer restrictions, limitations and provisions in the Articles of Association, to the extent that such provisions exist, to which Shares are subject.
Article XI
AGREEMENT WITH GRANTEES
Each Award will be evidenced by a written agreement, executed by the Participant and the Company or Affiliates. Each Award will describe the conditions for receiving such Award, the Date of Grant, the purchase price, if any, applicable Option Periods, performance or other periods, terms and conditions as may be required by applicable securities or tax laws and other terms and conditions that are not inconsistent with the terms of this Plan.
Article XII
SHAREHOLDERS AGREEMENT; PROXY
The Plan Administrator may require that, as a condition precedent to the exercise of any Option under this Plan (or the receipt of any Stock Grant under this Plan), the Participant simultaneously execute a counterpart of a shareholders agreement or a joinder agreement to a shareholders agreement (in form satisfactory to the Company). Such shareholders agreement may contain, among other things, transfer restrictions pertaining to the Ordinary Shares issuable upon such exercise and the right of the Company or the other shareholders to repurchase such Ordinary Shares upon the happening of certain events. It is clarified that Participants and the Ordinary Shares issued upon exercise of an Award, shall be govern by and subject to the terms and conditions set forth in the Company's Article of Association, as may be amended from time to time and the provisions set forth in Section 12 to the 2012 Israeli Share Option Plan are incorporated herein by reference.
Article XIII
DILUTION AND OTHER ADJUSTMENTS
In the event of any change in the outstanding Ordinary Shares of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, conversion, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Plan Administrator will

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make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:
(a)adjustments in the aggregate number or kind of Ordinary Shares that may be awarded under this Plan;
(b)adjustments in the aggregate number or kind of Ordinary Shares covered by Awards already made under this Plan; or
(c)adjustments in the purchase price of outstanding Options.
No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.
Article XIV
WITHHOLDING; TAXATION
XIV.1 Withholding. Unless the Plan Administrator provides otherwise in the specified Award or consents in writing, as a condition to the exercise of any Option granted hereunder or the issuance of a Stock Grant, or the release of stock certificates from the Company’s custody in connection with a Stock Grant, the Participant shall make payment to the Company in an amount required for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise, issuance or release, as determined by the Plan Administrator in its sole discretion. If the Plan Administrator so provides in the specified Award or consents in writing, the Participant may make other arrangements for the payment of such withholding tax obligations, including, without limitation, the deduction of any such required withholding from any payments due or to become due to the Participant.
XIV.2 No Guarantee of Tax Treatment. Notwithstanding any provisions of this Plan, the Company does not guarantee nor make any warranty to any Participant or any other person with an interest in an Option that any Option intended to be exempt from Code Section 409A shall be so exempt, nor that any Option intended to comply with Code Section 409A shall so comply, nor will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.
Article XV
TERMINATION AND AMENDMENT OF THIS PLAN
The Shareholders may at any time, and from time to time, terminate, modify or amend this Plan in any respect and for any reason, including, but not limited to, for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws. No Awards under this Plan shall be granted after February 21st, 2022. Except as otherwise provided in this Plan or the specified Award, such termination, modification or amendment may not affect the rights of a Participant under such Award.

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Article XVI
EFFECTIVE DATE OF PLAN
Subject to the approval of the shareholders of the Company, the effective date of this Plan shall be as of    ________, 2013 (the “Effective Date”). This Plan shall remain in effect subject to the terms hereof, until the earlier of the following: (1) February 21st, 2022; (2) termination of this Plan by the Board of Directors; or (3) the purchase of all shares to be delivered pursuant to this Plan.
Article XVII
APPLICABLE LAW
This Plan will be administered in accordance with the laws of the State of Texas. Notwithstanding any provision to the contrary in the 2012 Israeli Share Option Plan, any dispute arising under this Plan shall be heard in U.S. District Court for the competent courts in Texas.
Article XVIII
COMPLIANCE WITH SECTION 16
With respect to Participants subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by the Plan Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan Administrator.

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EXHIBIT A
SAManage LTD.
2013 STOCK INCENTIVE SUBPLAN
EXERCISE NOTICE
SAManage Ltd.
c/o SAManage USA, Inc.
[____________].
Attn: 2013 Stock Incentive Subplan Administrator
1.Exercise of Option. Effective as of today, _________, 20___, the undersigned (“Option Holder”) hereby elects to exercise his or her option to purchase ____________ Ordinary Shares (the “Shares”) of SAManage Ltd. (the “Company”), under and pursuant to the Company’s 2013 Stock Incentive Subplan (the “Plan”) and the Stock Option Agreement dated __________, 20___, (the “Option Agreement”), of which ________ shares are pursuant to the exercise of stock options and _____ shares are pursuant to the exercise of nonqualified stock options/incentive stock options.
2.Delivery of Payment/Withholding. Enclosed is the full purchase price for the Shares and any applicable withholding (unless other arrangements have been made for such withholding), as set forth in the Option Agreement.
3.Rights as Shareholder. Option Holder understands that until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist due to Option Holder’s exercise of the Option. The certificate evidencing the Shares shall be issued to Option Holder as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in the Plan. Voting and other rights entitled to the Option Holder on account of Shares issued upon exercise of the Options shall be made subject to the terms and condition of the Proxy.
4.Tax Consultation. Option Holder acknowledges that the Company has not guaranteed Option Holder or any other person with an interest in the Option Agreement that any Option intended to be exempt from Code Section 409A taxation shall be so exempt, nor that any Option intended to comply with Code Section 409A shall so comply, nor will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure. Option Holder understands that Option Holder may suffer adverse tax consequences as a result of Option Holder’s purchase or disposition of the Shares. Option Holder represents that Option Holder has had the opportunity to consult with any tax consultants Option Holder deems advisable in connection with

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the purchase or disposition of the Shares and that Option Holder is not relying on the Company for any tax advice.
5.    Entire Agreement. Option Holder delivers herewith the documents as may be reasonably required by the Company, including, without limitation, a joinder agreement to the Shareholders Agreement and the Investment Representations Statement attached hereto. These documents, together with the Plan and Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Option Holder with respect to the subject matter hereof.

Submitted by:	Accepted by:
OPTION HOLDER	SAManage LTD.

Signature	By:
Title:
Printed Name	Date Received
Address:

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ATTACHMENT 1 TO EXHIBIT A
INVESTMENT REPRESENTATION STATEMENT
OPTION HOLDER: __________________
COMPANY:    SAManage Ltd.
SECURITY:    Ordinary Shares
AMOUNT:     __________ Ordinary Shares
DATE: ______________
All capitalized terms not otherwise defined in the text of this Investment Representations Statement have the meanings attributed to them in the SANanage Ltd. 2013 Stock Incentive Subplan (as the same may be amended, restated, supplemented and otherwise modified from time to time). In connection with the purchase of the abovelisted securities (the “Securities”), the undersigned Option Holder represents to the Company the following:
(a)The Option Holder has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Ordinary Shares with the Company’s management. The Option Holder understands that such discussions, as well as other written information delivered by the Company to the Option Holder, were intended to describe the aspects of the Company’s business that, at the time such information was provided, it believed to be material. Option Holder acknowledges that the Voting and other rights entitled to the Option Holder on account of Shares issued upon exercise of the Options shall be made subject to the terms and condition of the Proxy.
(b)The Option Holder is acquiring the Ordinary Shares for the Option Holder’s own account for investment, not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Option Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Ordinary Shares. If applicable, the Option Holder has not been formed for the specific purpose of acquiring the Ordinary Shares.
(c)The Option Holder understands that the Ordinary Shares have not been, and will not be, registered under applicable state or federal securities law, and have been issued by reason of a specific exemption from the registration provisions of applicable state and federal securities laws which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Option Holder’s representations as expressed herein. The Option Holder understands that the Ordinary Shares are restricted securities under applicable state and federal securities laws and that, pursuant to these laws, the Option Holder must hold the Ordinary Shares indefinitely unless they are registered with the U.S. Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Option Holder acknowledges that the

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Company has no obligation to register or qualify the Ordinary Shares for resale. The Option Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Ordinary Shares, and on requirements relating to the Company that are outside of the Option Holder’s control, and that the Company is under no obligation, and may not be able, to satisfy.
(d)The Option Holder understands that no public market now exists for any of the Ordinary Shares issued by the Company, and that the Company has made no assurances that a public market will ever exist for such shares.
Signature of Option Holder
Date:

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SAMANAGAE UK LTD
(Company Number: 10682008 )

__________________________________________________________

ENTERPRISE MANAGEMENT INCENTIVE
SHARE SCHEME RULES

adopted by the Company on 4 September 2017
__________________________________________________________

Rules of SAMANAGE UK LTD

Enterprise Management Incentive Share Scheme

Adopted by the Company on 4 September 2017

1.	Definitions

1.1	In this Scheme, except where the context otherwise requires, the words and expressions set out below shall bear the following meanings, namely:

Acquiring Company	has the meaning ascribed to it in paragraph 39 of Schedule 5.
Agreement	means the agreement, which grants the Option, entered into by an Eligible Employee and the Company in such form as the Directors shall from time to time determine.
AIM	means the AIM market of the London Stock Exchange.
Committed Working Time	means the meaning given in paragraphs 26 and 27 of Schedule 5.
Company	means Samanage UK Ltd (Company Number 10682008).

Control	has the meaning ascribed to it in section 840 of the Taxes Act and derivative terms shall be construed accordingly.
Date of Grant	means in respect of an Option, the date on which the Agreement is entered into (unless such other later date is specified in the Agreement as being the Date of Grant).
Directors	means the board of directors of the Company from time to time or a duly authorised committee of such directors, and “director” means any one duly appointed director.
Disqualifying Event	means an event that is (or is to be treated as) a disqualifying event as specified in sections 533 to 536 inclusive of ITEPA.
Eligible Employee	means an individual who is a bona fide employee of the Group and who satisfies the Committed Working Time requirement in relation to EMI Options meaning (as at the date of these Rules) at least 25 working hours per week, or if less, 75% of his working time and who, in relation to EMI Options, is not precluded from such participation because he has a material interest as set out in paragraphs 28 to 33 inclusive of Schedule 5.

EMI Option	means an enterprise management incentive option which satisfies the provisions of Schedule 5.
Employer Company	means the company by reference to whose employment the Committed Working Time requirement is met by the Eligible Employee in respect of EMI Options.
Exit	means a Sale or Listing.
Group
means the Company and any Qualifying Subsidiary designated from time to time by the Directors as a member of the Group for the purposes of this Scheme, or where the context permits, any one or more of them, and references to "member of the Group" shall be construed accordingly.
HMRC	means Her Majesty's Revenue and Customs.
Individual Limit
means the limit (as set out in paragraphs 5 and 6 of Schedule 5) on the Market Value of Shares which are subject to EMI Options and CSOP share options which may be granted to any single Eligible Employee being, as at the date of adoption of these Rules, £250,000.

ITEPA	means the Income Tax (Earnings and Pensions) Act 2003.
Listing	means the admission of the whole of the shares of the Company to a recognised investment exchange (as defined by section 285 of the Financial Services and Markets Act 2000).
London Stock Exchange	means the London Stock Exchange plc or any of its successors.
Market Value	has the meaning ascribed to it in Part VIII of the Taxation of Chargeable Gains Act

1992.
New Option	has the meaning ascribed to it in Rule 8.1.
Option	means a right to acquire Shares granted to an Eligible Employee under this Scheme (or, where the context so admits, such a right which is proposed to be granted) which shall be an EMI Option.
Option Holder	means a person holding an Option, or where applicable, his personal representatives.
Option Price	means in respect of an Option, the price per Share to be paid by the relevant Option Holder on the exercise of the Option, which shall be either:
(a) such price that the Directors shall determine on the Date of Grant and shall state in the Agreement; or
(b) (in any case where applicable), such price as adjusted

pursuant to Rule 9;
save that in case of (a), if and to the extent that the Option is to be satisfied by the issue of Shares, the Option Price shall be not less than the nominal value of a Share.
PAYE Regulations	means the regulations under section 684 of ITEPA.
Performance Target
means in respect of an Option, any performance based objective or target by reference to which the exercise of an Option is expressed to be conditional provided that it is capable of being met within 10 years of the Date of Grant.

Qualifying Exchange of Shares	means an exchange of shares which meets the conditions of paragraph 40 of Schedule 5.
Qualifying Subsidiary	means a subsidiary which:
(a) qualifies under paragraph 11 of Schedule 5; or
(b) is a property managing subsidiary

qualifying as a 90% subsidiary of the Company as defined under paragraphs 11A and 11B of Schedule 5.
Replacement Period	means one of the required periods referred to in paragraph 42 of Schedule 5.
Rules	means the rules of the Scheme, as set out herein and as may be varied from time to time in accordance with Rule 12.
Sale
means the sale, transfer or other disposal of any part of the ordinary share capital of the Company to any person who is not prior to such sale, transfer or other disposal a shareholder of the Company and which results in that person, together with any person acting in concert with him (within the meaning given in the City Code on Takeovers and Mergers as in force at the date hereof), acquiring the entire issued share capital of the Company. A Sale shall be treated as having completed when an unconditional legally binding agreement for the Sale has been signed or when a conditional legally binding agreement for the Sale becomes unconditional.
Schedule 5	means Schedule 5 to ITEPA.
Scheme	means the Samanage UK Ltd EMI Option share incentive scheme as from time to time altered in accordance with its provisions (as set out herein).
Securities Market	means any market which is listed under Part II, Part III or Part IV of Schedule 3 to the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 or which is listed under AIM.
Share	means an ordinary share of £[ ] [pence] each in the capital of the Company which is fully paid up and non-redeemable within the meaning of paragraph 35 of Schedule 5.
[Shareholders Agreement	means the shareholders’ agreement dated 4

September 2017 and made between [ ] and [ ] in relation to the Company.]
Taxes Act	means the Income and Corporation Taxes Act 1988.
Trustee	means the trustee from time to time of any employee benefit trust established by the Company.
UK Listing Authority	means the Financial Conduct Authority acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000.
Variation
means any variation in the share capital of the Company arising from any reduction, sub-division or consolidation of capital or issue of shares by way of capitalisation of profits or reserves or by way of rights or any other variation of share capital.

1.2
In this Scheme any reference to a statutory provision shall be deemed to include that provision as it may from time to time be consolidated, amended or re-enacted, and shall include a reference to any subordinate legislation created thereunder and wherever the context so admits or requires, the singular shall include the plural and vice versa and the masculine shall include the feminine.

1.3	The headings are for the sake of convenience only and should be ignored when construing the Rules.

1.4
Words denoting any gender shall include all genders and words denoting the singular shall include the plural and vice versa. References to “person” shall mean any person, including an individual, private or public limited company, limited liability partnership, other partnership, unincorporated association or otherwise. In this Scheme “including” shall mean “including without limitation” or prejudice to the generality of any description, definition, term or phrase preceding that word, and the word “include” and its derivatives shall be construed accordingly.

2.	Grant of Options

2.1	Subject to and in accordance with the Rules an Option may be granted to any Eligible Employee by the Directors in their absolute discretion.

2.2
The Directors shall only grant an Option to an Eligible Employee if the Option is granted for commercial reasons in order to recruit or retain the Eligible Employee and not as part of a scheme or arrangement the main purpose, or one of the main purposes, of which is the avoidance of tax.

2.3	The Directors shall only grant an Option if the Company meets the trading activities requirements of paragraphs 13 or 14 (as appropriate) of Schedule 5 at the Date of Grant.

2.4
The Directors shall only grant an Option if the gross assets of the Company (or, if the Company is a member of a Group, the gross assets of the Group) do not exceed Thirty Million Pounds (£30,000,000) (or such other amount as may from time to time be specified in paragraph 12 of Schedule 5) at the Date of Grant.

2.5	The Directors shall only grant an Option if the Company's subsidiaries are all Qualifying Subsidiaries.

2.6
An Option shall not be granted unless the Directors are satisfied that such grant would not be in breach of the Model Code on directors' dealings in securities published by the UK Listing Authority, any other applicable laws, codes or regulations relating to the acquisition of securities or the internal code of the Company.

2.7
An Option may be granted subject to any Performance Target or other conditions imposed by the Directors at the Date of Grant. The decision of the Directors in relation to whether any Performance Targets have been fulfilled shall be final and conclusive.

2.8
In order to grant an Option to an Eligible Employee the Company (and/or the Trustee where applicable) and the Eligible Employee shall enter into an Agreement. The Agreement shall be executed as a deed in the form determined by the Directors from time to time and shall include:

2.8.1	the Date of Grant of the Option;

2.8.2	a statement that the Option is granted under the provisions of Schedule 5;

2.8.3	the number (or maximum number) of Shares (or the percentage or maximum percentage of the issued share capital of the Company) that may be acquired on exercise of the Option;

2.8.4	the Option Price or the method by which the Option Price is to be determined;

2.8.5	details of how and when the Option is capable of being exercised;

2.8.6	details of the Performance Targets or other conditions attaching to the Option (if any);

2.8.7	details of any restrictions attaching to the Shares under Option; and

2.8.8	if the Shares under Option are subject to the risk of forfeiture, details of such conditions.

2.9
Subject to the right of an Option Holder's personal representative to exercise an Option following the Option Holder's death as set out in Rule 6.3, every Option shall be personal to the Eligible Employee to whom it is granted and shall not be capable of being transferred, assigned or charged.

3.	Condition of Exercise

3.1	The Agreement shall state whether or not, and the extent to which, exercise of the Option may be dependent upon the satisfaction of Performance Targets or other conditions.

3.2
After an Option has been granted the Directors may if they consider it appropriate, vary or waive the Performance Targets or other conditions attaching to such Option provided that no variation shall be made unless the Directors reasonably consider that the terms of the Performance Targets or other conditions should be so varied for the purpose of ensuring that either:

3.2.1	the objective criteria against which the performance of the Company or the Option Holder will then be measured will be a fairer measure of such performance; or

3.2.2	any amended Performance Target or other conditions will afford a more effective incentive to the Option Holder,

and will not be substantially more difficult to satisfy than the Performance Targets or other conditions, when they were first set.

3.3
As soon as reasonably practicable following the date of any variation or waiver of existing Performance Targets or conditions made pursuant to Rule 3.2, the Directors shall notify in writing all those Option Holders whose Agreements have been so varied or waived.

4.	Individual Limits

If an Option Holder has been granted options over Shares which are EMI Options and which (together with any CSOP share options granted to such Option Holder) in aggregate have a Market Value (measured at the relevant Date of Grant) equal to the Individual Limit (whether or not such options have been exercised or released) any Option granted to him within three years of the date of which he was last granted an option which was an EMI Option shall, unless agreed otherwise with HMRC, no longer be an HMRC approved option.

5.	Scheme Limits

5.1
The total Market Value of Shares (calculated as at the Date of Grant of the relevant EMI Option) in respect of which unexercised EMI Options exist on any given day must not exceed £3 million (or such other amount as may from time to time be specified in Schedule 5).

6.	Rights of Exercise and Lapse of Options

6.1
Save as provided in Rules 6.3 (death), 6.4 (Disqualifying Event), 6.5 (leavers), and 6.6 (Exit), an Option may not be exercised before the date or dates stated in the Agreement or, in any event, after the tenth anniversary of the Date of Grant.

6.2	Save as provided in Rules 6.3 (death), 6.4 (Disqualifying Event), 6.5 (leavers) and 6.6 (Exit), an Option may only be exercised by an Option Holder while he is an Eligible Employee.

6.3	If an Option Holder dies at a time when he is still an employee of the Company or any member of its Group, then his Option may be exercised in whole or in part by his personal representatives at any time during the period of twelve (12) months after the date of his death, provided that (i) such Option was at the date of the relevant Option holder’s death exercisable (and had not been wholly exercised) or in the 12 month period following his death becomes exercisable in accordance with these Rules and the provisions of that deceased Option Holder's Agreement(s) (which shall continue to apply during such period mutatis mutandis) and (ii) such exercise may not under any circumstance occur after the expiration of the Option Period. To the extent that the Option so exercisable is not exercised within such twelve (12) month period, it shall automatically cease and determine on the expiration of such period.

6.4
In relation to a particular event, the Directors may determine that an Option validly granted under these Rules as an EMI Option may be exercised during the period of 40 days following a Disqualifying Event notwithstanding whether it is otherwise capable of exercise and provided that the right of exercise and lapse of the Option are not otherwise set out in these Rules or in the Agreement.

6.5
Notwithstanding any other provision of these Rules, if an Option Holder ceases to be an Eligible Employee for any reason (other than death), his unexercised Options (whether or not they have become exercisable in accordance with Rule 6.1) shall lapse or be treated as having lapsed immediately on the earlier of the date of cessation of his employment and the date he gives or receives notice to terminate his employment subject to the absolute discretion of the Directors to determine otherwise (and should they make such determination they shall notify the relevant Option Holder as to what extent he may exercise his Option and the period during which he may so exercise, on the expiry of which the Option shall lapse).

6.6
In the event of an Exit, an Option Holder may exercise his Option either (at the written direction of the Directors) on or (within such period as the Directors specify in writing) after the Exit (conditional in any event upon the completion of such Exit), subject at all times to the Option having become exercisable pursuant to Rule 6.1 and any Performance Targets or other conditions having been met or, if expressly set out in the Agreement, in accordance with the terms of the Agreement. Should such Exit not take place any such exercise shall be deemed never to have taken place and the Option shall continue to subsist as before.

6.7	An Option shall lapse on the occurrence of the earliest of the following:

6.7.1	the tenth anniversary of the Date of Grant;

6.7.2	the expiry of the applicable periods specified in Rules 6.3 (death) and 6.6 (Exit);

6.7.3
the date of cessation of the holder of that Option's employment and the date he gives or receives notice to terminate his employment (unless the Directors have exercised their discretion as referred to in Rule 6.5);

6.7.4
where the Directors have exercised their discretion as referred to in Rule 6.5, the expiry of the period notified to the Option Holder as being the period by which the Option must be exercised in whole or part;

6.7.5	following a determination of the Directors that Options may be exercised in connection with an Exit in accordance with Rule 6.6 (Exit), the expiry of the applicable period for exercise so determined;

6.7.6	the date on which notice is given of a general meeting at which a resolution will be proposed for the voluntary winding up of the Company;

6.7.7	the date on which a resolution is passed, or an order is made by the Court, for the compulsory winding up of the Company;

6.7.8	the date of which the Directors determine that any applicable Performance Targets or other conditions have not been satisfied or are no longer capable of satisfaction; or

6.7.9	the date on which the Option Holder becomes bankrupt or does or omits to do anything as a result of which he is deprived of the legal or beneficial ownership of the Option.

7.	Exercise of Options

7.1
An Option shall be exercisable (in whole or in part) by notice in writing (in the form prescribed by the Company from time to time) given by the Option Holder (or his personal representatives as the case may be) to the Company. The notice of exercise of the Option shall be accompanied by a remittance in cleared funds for the aggregate Option Price payable in respect of the number of Shares over which the Option is exercised and, where required by the Directors, following deduction of any sums due directly or indirectly to the Company pursuant to Rule 7.3.

7.2
Subject to Rule 7.3, Rule 7.4 and the following provisions of this Rule 7.2, within 30 days of the exercise of an Option, the Directors shall allot or procure the transfer of the Shares in respect of which the Option has been validly exercised and shall issue a definitive certificate in respect of the Shares allotted or transferred, unless the Directors consider that such allotment or transfer would not be lawful in the relevant jurisdiction. Shares so allotted or transferred shall be held subject to the Company's articles of association from time to time [and, if so required by the Directors, the Shareholders' Agreement or any other agreement entered into by the Company's shareholders as at the date of exercise and (if such agreement then exists) no Shares shall be (or shall be required to be) issued to any Option Holder until such person has entered into a deed of adherence, in a form satisfactory to the Directors, whereby the Option Holder agrees to be bound by the terms of the Shareholders’ Agreement or other such agreement (and an Option Holder, by signing the Agreement, hereby irrevocably appoints any Director as his power of attorney for the purposes of and authorises any such Director to execute such deed of adherence on the Option Holder’s behalf).]

7.3	An Option Holder, by signing the Agreement, unconditionally and irrevocably agrees:

7.3.1
to place the Company in funds and to indemnify the Company (or, if different, and at the Company’s direction, the Option Holder’s employer) in respect of all liability to income tax or other levies which the Company (or such other employer) is liable to account for on behalf of the Option Holder directly to HMRC or any other taxation authority (including, but without limitation, through the PAYE system), all liability to social security which the Company is liable to account for on behalf of the Option Holder to HMRC or any other taxation authority (including, but without limitation, primary class 1 (employee's) national insurance contributions) and any and all liability reasonably believed to be owing by the Company to any entity which arises as a consequence of or in connection with the Option; or

7.3.2
to permit the Company to sell, on behalf of the Option Holder, at the best price which it can reasonably obtain, such number of Shares allocated or allotted or transferred to the Option Holder following exercise as will provide the Company with an amount equal to the tax and/or social security for which it is obliged to account to the relevant tax authorities in consequence of the exercise of the Option and the Company hereby agrees duly and punctually to account for such tax to HMRC in accordance with the PAYE Regulations and to remit any excess proceeds of sale to the Option Holder (following deduction of any costs and/or expenses incurred in relation to such sale); and

7.3.3
to sign, promptly, all documents required by the Company to effect the terms of this Rule 7.3 (and where the Option Holder does not sign such documents within the required time scale the Option Holder agrees, by signing the Agreement, to the appointment of any authorised representative of the Company as his attorney for such purpose), and references in this Rule 7.3 to the "Company" shall, if applicable, be construed as references to the "Group".

7.4	If the Directors so determine, the exercise of an Option shall be conditional on the Option Holder executing a tax election under s431(1) of ITEPA to disapply fully the provisions of Chapter 2 of Part 7 of ITEPA in respect of restricted securities in such form as is approved or agreed with HMRC under the terms of paragraph 431(5) of ITEPA.

7.5
If under the terms of a resolution passed or an announcement made by the Company prior to the date of exercise of an Option, a dividend is to be, or is proposed to be, paid to holders of Shares on the register on a date after the date of exercise, the Shares to be issued following such exercise will not rank for such dividend. Subject as aforesaid the Shares so to be issued shall be identical and rank pari passu in all respects with the fully paid Shares then in issue.

7.6
If and for so long as the Shares are listed on the London Stock Exchange or any other Securities Market, the Company shall apply for any Shares allotted under this Scheme to be admitted to the Official List or any similar list (including AIM) as the case may be.

7.7
The exercise of any Option (in whole or in part) shall not be permitted unless the Directors are satisfied at the relevant time that all conditions relating to such exercise pursuant to the Agreement and/or these Rules have been met and (if then applicable) that such exercise would not be in breach of the Model Code on directors' dealings in securities published by the UK Listing Authority, any other applicable laws, codes or regulations relating to the acquisition of securities, or the internal code of the Company.

8.	Roll‑Over

8.1	If any Acquiring Company:

8.1.1	obtains Control of the Company as a result of making:

8.1.1.1
a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

8.1.1.2	a general offer to acquire all issued shares in the Company which are of the same class as the Option Shares;

8.1.2	obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under sections 895 to 899 of the Companies Act 2006;

8.1.3	becomes bound or entitled to acquire Shares under sections 974 to 985 (inclusive) of the Companies Act 2006; or

8.1.4	obtains all the Shares of the Company as a result of a Qualifying Exchange of Shares;
any Option Holder may at any time within the Replacement Period, by agreement with the Acquiring Company, release his Option in consideration of the grant to him of rights comprised in a new option ("New Option") which is equivalent to his Option but relates to shares in the Acquiring Company itself. If such agreement is reached, every Option Holder shall be entitled to release his Option in consideration of the grant to him of a New Option which shall be an EMI Option, provided that:

8.1.5	the New Option is granted to the holder of the Option by reason of his employment;

8.1.5.1	with the Acquiring Company or;

8.1.5.2	if that company is a parent Company, with that company or another member of the Group;

8.1.6	at the time of the release of rights under the Option, the requirements of:

8.1.6.1	paragraph 4 of Schedule 5 (purpose of granting option); and

8.1.6.2	paragraph 7 of Schedule 5 (maximum value of options in respect of the relevant company's shares)

are met in relation to the New Option;

8.1.7
at that time, the independence requirement (as set out in paragraph 9 of Schedule 5) and the trading activities requirement (as set out in paragraph 13‑23 of Schedule 5) are met in relation to the Acquiring Company;

8.1.8	at that time, the individual to whom the New Option is granted is an Eligible Employee in relation to the Acquiring Company;

8.1.9	at that time, the requirements of Part 5 of Schedule 5 are met in relation to the New Option;

8.1.10
the total Market Value, immediately before the release, of the Shares which were subject to the Option is equal to the total Market Value, immediately after the grant of the New Option, of the shares in respect of which the New Option is granted; and

8.1.11
the total amount payable by the employee for the acquisition of shares in pursuance of the New Option is equal to the total amount that would have been payable for the acquisition of shares in pursuance of the Option.

8.2
References to Shares shall, in relation to the New Option, be taken as references to the shares of the company whose shares are scheme shares. References to the "Company" shall, where appropriate, be taken to be references to the company whose shares are the subject of the New Option.

8.3
In the event of a Qualifying Exchange of Shares, if the Option Holder is offered a New Option and does not accept the offer within the period set out in the offer, the Option shall lapse immediately on the expiry of that period and case to be capable of exercise under any of the provisions of these Rules.

9.	Variation of Share Capital

9.1
Upon the occurrence of any Variation the number or nominal value of Shares comprised in each Option and the Option Price thereunder may (but is not obliged to) be adjusted in such manner (including retrospective adjustment where a Variation occurs after the date of exercise) as the Directors may deem appropriate, provided always that no material increase shall be made to the aggregate Option Price in respect of any Option. Notice of any such adjustments to the terms of Options shall be given in writing to the Option Holders by the Directors. No adjustment shall cause Shares to be issued at less than their nominal value (save as permitted by Rule 9.2).

9.2
Any adjustment made to the Option Price of an Option granted over unissued Shares which would have the effect of reducing the Option Price to less than the nominal value of a Share, shall only be made if and to the extent that the Directors are authorised to capitalise from the reserves of the Company a sum equal to the amount by which the aggregate nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted aggregate Option Price. The Directors may apply such sum in paying up such shortfall on such Shares so that, on the exercise of any Option in respect of which such a reduction shall have been made, the Directors shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid.

9.3
Where an Option subsists over both issued and unissued Shares, an adjustment may only be made under Rule 9.2 if the reduction of the Option Price in relation to Options over both issued and unissued Shares can be made to the same extent.

10.	Data Protection
The Company and the Employer Company (if different) from time to time (and/or the Trustee where appropriate) will collect, hold and process Option Holders' personal information for the purposes of the administration of this Scheme. The Company will not use such personal information for any purpose other than the administration of the Scheme, unless the Option Holder's consent to that use is obtained.

11.	Administration

11.1
The decision of the Directors in relation to any dispute or question affecting any Option Holder or as to any rights or obligations of any person hereunder or in relation to the construction or effect hereof shall be final and conclusive.

11.2	The Company may, but shall not be obliged to, provide Eligible Employees or Option Holders with copies of any notices circulars or other documents sent to shareholders of the Company.

11.3	Within 92 days of granting an EMI Option under this Scheme notice shall be given to HMRC by the Employer Company and shall contain:

11.3.1	information required by HMRC pursuant to paragraph 44 of Schedule 5;

11.3.2
a declaration from a director or the company secretary of the Employer Company that, in his opinion, the requirements of Schedule 5 have been met in relation to an Option under this Scheme and that to the best of his knowledge, the information provided is correct and complete; and

11.3.3
a declaration from the Option Holder to whom the Option is granted that he meets the Committed Working Time requirement (and in the event that any proposed Option Holder fails to provide and execute such declaration, his Option shall, at the Directors discretion, be deemed to have lapsed and be of no further effect upon the expiry of the afore-mentioned 92 days period).

12.	Amendments

12.1
At any time when the Shares are admitted to the Official List of the UK Listing Authority, except with the prior sanction of the Company in general meeting, no alteration shall be made to this Scheme having the effect of:

12.1.1	amending the definition of "Eligible Employee";

12.1.2	altering, to the advantage of Option Holders (present or future), any of the provisions of this Scheme as to:

12.1.2.1	the definition of "Variation";

12.1.2.2	the limitations on the grant of Options;

12.1.2.3	the adjustment of Options pursuant to Rule 9;

12.1.2.4	subject to Rule 3.2, the restrictions on the exercise of Options;

12.1.2.5	the rights to be attached upon their acquisition, to Shares acquired upon the exercise of Options; or

12.1.2.6	the rights of Option Holders on the winding‑up of the Company or as to the transferability of Options other than minor amendments to benefit the administration of the Scheme, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Eligible Employees, the Company or any other member of the Group.

12.2
Subject to Rule 12.1, the Directors may amend the Rules by a resolution of the Directors provided that where any alteration would abrogate or adversely affect the subsisting rights of an Option Holder it will not be effective unless such alteration is made with the consent in writing of the Option Holder.

12.3
Notwithstanding Rule 12.2 but subject to Rule 12.1, the Directors may amend the provisions of this Scheme and/or any Agreement and the terms of any Options as they consider necessary or desirable in order to:

12.3.1	make them more effective or easier for the administration of this Scheme;

12.3.2	comply with or take account of the provisions of any proposed or existing legislation;

12.3.3	take account of any of the events mentioned in Rule 8 (Roll‑Over); or

12.3.4	obtain or maintain favourable tax or regulatory treatment for the Company or any member of the Group or any Option Holder,

without the need for the consent of Option Holders provided that such amendments or additions do not affect the basic principles of this Scheme and/or any Agreement.

12.4
Notwithstanding Rule 12.2 but subject to rule 12.1, if HMRC raise a notice of enquiry pursuant to paragraph 46 of Schedule 5 and conclude that the requirements of Schedule 5 have not been met in relation to this Scheme and/or any Agreement (as the case may be) the Directors may alter the Rules as may be necessary to ensure that the requirements of Schedule 5 have been met.

12.5	No amendment shall have effect if it would cause the Scheme, so far as it relates to EMI Options, to cease to satisfy the provisions of Schedule 5.

12.6	Written notice of any amendment to this Scheme shall be given to all Option Holders affected thereby.

13.	General

13.1	This Scheme shall commence upon the date the Scheme is adopted.

13.2	The Company will at all times ensure that there are sufficient Shares available for issue or to be transferred in satisfaction of the exercise of all outstanding Options.

13.3	Notwithstanding any other provision of this Scheme, the grant of an Option will not form part of the Option Holder's entitlement to remuneration or benefits pursuant to his contract of employment nor does the existence of a contract of employment between any person and any member of the Group give such person any right or entitlement to have an Option granted to him in respect of any number of Shares or any expectation that an Option will or might be granted to him whether subject to any conditions or at all. The rights and obligations of an Option Holder under the terms of his contract of employment with any member of the Group shall not be affected by the grant of an Option. The rights granted to an Option Holder upon the grant of an Option shall not afford the Option Holder any rights or additional rights to compensation or damages in consequence of the loss or termination of his office or employment with any member of the Group for any reason whatsoever. An Option Holder shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being or becoming unable to exercise an Option in consequence of the loss or termination of his office or employment with any member of the Group for any reason (including any breach of contract by his employer) or in any other circumstances whatsoever.

13.4
Any notice to be given to the Company shall be delivered or sent by either post or fax to the Company at its registered office and shall be effective upon receipt. Any notice or other document which the Company is required or may desire to give to any Option Holder pursuant to this Scheme shall be sufficiently given if delivered to him (if he is still an Eligible Employee) at his place of work or sent through the post in a prepaid cover addressed to the Option Holder at his address last known to the Company and if so sent shall be deemed to have been duly given on the date of posting. Any document so sent to an Option Holder shall be deemed to have been duly delivered notwithstanding that he be then deceased (and whether or not the Company has notice of his death) except where his legal personal representatives have established their title to the satisfaction of the Company and supplied to the Company an address to which documents are to be sent.

14.	Contracts (Rights of Third Parties) Act 1999
Except as expressly provided by the Company, a person who is not an Option Holder or a company who is not a member of the Group has no right under the Contracts (Rights of Third Parties) Act 1999 to rely upon or enforce any provisions of this Scheme, but this does not affect any right or remedy of a third party which exists or is available apart from that Act. No Option Holder may declare himself a trustee of his rights under this Scheme for the benefit of any third parties.

15.	Governing Law

This Scheme and all Options granted under it shall be governed by and construed in accordance with English law.